POWER OF ATTORNEY

THE STATE OF TEXAS	(
	(
COUNTY OF HARRIS	(

KNOW ALL MEN BY THESE PRESENTS THAT:
The undersigned hereby appoints Stephen E. Tremblay, Stephen W. Duffy, and/or James L. Simmons as the undersigned?s true and lawful attorney-in-fact and agent with power to:
(1)	execute for and on behalf of the undersigned, in the
undersigned?s capacity as an officer and/or director of Kraton Performance Polymers, Inc. (the ?Company?), Forms 3, 4 and 5 (the ?Section 16 Filings?), as required under Section 16 of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), and file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(2)	do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to complete and execute any such Section 16 Filings and file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)	take any other action of any type whatsoever in connection
with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such attorney-in-fact?s discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or resubstitution, hereby ratifying and confirming all that such substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with
Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Filings under the Exchange Act with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned by giving written notice of such revocation to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 14th day of February, 2013.

/S/ STEVEN J. DEMETRIOU
Steven J. Demetriou